EXHIBIT 10.3

NON-COMPETITION AGREEMENT

This NON-COMPETITION AGREEMENT (this “Agreement”) is entered into as of November 6, 2019, by and among Ashford Nevada Holding Corp. (to be renamed Ashford Inc.), a Nevada corporation (the “Company”), Archie Bennett, Jr. (“AB”) and Monty J. Bennett (“MB” and together with AB, the “Bennetts”).  Capitalized terms used in this Agreement and not otherwise defined have the meanings given such terms in Article 1 or in the applicable Section cross-referenced in Article 1.

PRELIMINARY STATEMENTS

A.                                    The Company, the Bennetts and certain other Persons are parties to the Combination Agreement, dated as of May 31, 2019 (the “Combination Agreement”).

B.                                    As a condition to the Closing pursuant to the Combination Agreement, the Company and Bennetts have agreed to enter into this Agreement.

THEREFORE, the parties intending to be legally bound agree as follows:

ARTICLE 1
DEFINITIONS

1.01                        Definitions.  Terms used in this Agreement and not otherwise defined in this Agreement will have the following meanings.

“AB” as defined in the Preamble, means Archie Bennett, Jr.

“AINC” means Ashford, Inc., a Maryland corporation that will be a wholly-owned Subsidiary of the Company immediately following the Merger (as defined in the Merger Agreement).

“Agreement” as defined in the Preamble, means this Non-Competition Agreement.

“Affiliate” and its correlative terms have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Associate” and its correlative terms have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

“Bennetts” has the meaning set forth in the Preamble.

“Bennett-Owned Properties” has the meaning set forth in Section 2.01(c).

“Closing” means the consummation of the transactions contemplated by the Combination Agreement.

“Closing Date” means the date on which the Closing is effective.

“Code” means the Internal Revenue Code of 1986.

“Combination Agreement” has the meaning set forth in the Preliminary Statements.

“Commencement Date” means the date on or after which Monty J. Bennett is not the principal executive officer of the Company.

“Company” as defined the Preamble, means Ashford Nevada Holding Corp. (to be renamed Ashford Inc.).

“Company Board” means the Board of Directors of the Company that manages the business and affairs of the Company.

“Disinterested Director” means, with respect to any action or transaction, each director of any Person that: (a) is neither an officer nor an employee, nor has been an officer or employee, of such Person, Seller, or either of their respective Affiliates or Associates within five years; and (b) has no material personal or financial interest in such transaction or matter that is distinct from Persons that are not Affiliates or Associates of Seller.

“Exchange Act” means the Securities Exchange Act of 1934.

“Hotel Management Business” means the hotel management activities conducted, prior to the Closing, by Remington LP and its Subsidiaries, and after the Closing, by Remington LP and its Subsidiaries as Subsidiaries of the Company, within the lodging industry, including hotel operations, sales and marketing, revenue management, budget oversight, guest service, asset maintenance (not involving capital expenditures), and related services. The Hotel Management Business shall not include any portion of the Project Management Business.

“Hotel Properties” has the meaning set forth in Section 2.01(b).

“Hotel Services Agreement” has the meaning set forth in the Combination Agreement.

“In-Scope Service Providers” means the executive officers of Remington LP or PM LLC, and any independent contractors or consultants spending a majority of their respective time on the Project Management Business or the Hotel Management Business.

“MB” as defined in the Preamble, means Monty J. Bennett.

“Merger Agreement” means that certain Merger Agreement, dated as of the Closing Date, among AINC, the Company, Ashford Merger Sub Inc., the Remington Holders, the Trusts, James L. Cowen, Jeremy J. Welter, Mark A. Sharkey and Marissa A.

Bennett, setting forth the terms and conditions upon which Ashford Merger Sub Inc. is merged with and into AINC effective as of the Closing Date.

“Person” means any individual; any public or private entity, including any corporation, partnership, limited partnership, limited liability company, trust, or business enterprise or any governmental agency or instrumentality; and any Group.

“PM LLC” means Premier Project Management LLC, a Maryland limited liability company owned by AINC.

“Preferred Stock Certificate of Designation” means the Certificate of Designation authorizing the Company Preferred Stock in effect as of the Closing.

“Proceedings” has the meaning set forth in Section 3.06(b).

“Project Management Business” means the project management activities conducted by PM LLC within the lodging industry, including construction management, interior design, architectural oversight, and the purchasing, expediting, warehousing, freight management, installation and supervision of furniture, fixtures, and equipment, and related services.  The Project Management Business shall not include any portion of the Hotel Management Business or any other business conducted by the Company through PM LLC that does not constitute the Project Management Business; provided, that the conduct of any business through PM LLC other than the Project Management Business will not be deemed to diminish the scope of the Project Management Business for the purposes of this Agreement.

“Remington Contribution Agreement” has the meaning set forth in the Combination Agreement.

“Remington Holder” means each of the Bennetts and MJB Investments, LP.

“Remington LP” means Remington Holdings, L.P., a Delaware limited partnership.

“Restricted Period” means the period commencing as of the date of this Agreement and continuing for a period of the greater of (i) five (5) years following the Closing Date and (i) three (3) years from the Commencement Date.

“Securities Act” means the Securities Act of 1933, as amended.

“Self-Manage” means the formation by either or both of the Bennetts of one or more entities that would hire the necessary staff to conduct, solely in respect of the Bennett-Owned Properties and not third parties, the Hotel Management Business and/or Project Management Business.

“Subsidiary” means, with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than equity securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by such Person or one or more of its Subsidiaries.

“Transaction Documents” means the Combination Agreement, the Company’s certificate of incorporation as in effect on the date of the Combination Agreement, the Preferred Stock Certificate of Designation, the certificate of incorporation of Ashford Merger Sub Inc. as in effect on the date of the Combination Agreement, the Remington Contribution Agreement, the Merger Agreement, this Agreement, the Transition Cost Sharing Agreement, and the Hotel Services Agreement.

“Transactions” means all the transactions contemplated by the Combination Agreement and the other Transaction Documents.

“Transition Cost Sharing Agreement” means that certain Transition Cost Sharing Agreement, dated as of the Closing Date, among the Remington Holders and the Company.

“Trusts” means the Alayna Jo Bennett Max 2019 Gift Trust, the Archie Bennett, III 2019 Gift Trust, the Audra Marie Bennett Maxwell 2019 Gift Trust, the Jory Glazener 2019 Gift Trust, the Krista Koleas 2019 Gift Trust, the Matthew Wade Bennett 2019 Gift Trust, the Beverly Rene Bennett Flood 2019 Gift Trust and the Supplemental Needs Trust FBO Lucas Wade Bennett.

ARTICLE 2
Non-Competition; Non-Solicitation

2.01                        Non-Competition; Non-Solicitation.  Ancillary to the Combination Agreement, each of the Bennetts, severally as to himself and not jointly, covenants and agrees to the following:

(a)                                 During the Restricted Period, except as expressly set forth in Sections 2.01(b) and 2.01(c), each Bennett will not, and will not permit any of his controlled Affiliates to, directly or indirectly: (i) engage in or assist others in engaging in the Project Management Business or the Hotel Management Business anywhere in the United States, including any metropolitan statistical area in the United States of America in which PM LLC or Remington LP provides services or otherwise conducts its respective business as of the Closing Date or the Commencement Date, as applicable; (ii) have an interest in any Person that engages directly or indirectly in the Project Management Business or the Hotel Management Business anywhere in the United States in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee, consultant or advisor; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between Remington LP, PM LLC and their respective customers, clients or vendors.

(b)                                 Notwithstanding the foregoing: (i) each Bennett may provide service as an officer, director, advisor or consultant, or be the owner of the securities, of the Company, Ashford Hospitality Trust, Inc., Braemar Hotels & Resorts, Inc., Ashford Hospitality Select, Inc., AIM Real Estate Hedged Equity Master Fund, LP, AIM Performance Holdco, LP, AIM Management Holdco, LLC or any of the Affiliates of the foregoing Persons that are controlled by the immediately foregoing Persons prior to the Closing Date or the Commencement Date, as applicable; (ii) each Bennett may freely pursue any opportunity to acquire ownership, directly or indirectly, in any interest in real properties in the lodging industry if he has presented such opportunity to the Company Board and the Board of Directors of each of Ashford Hospitality Trust, Inc., Braemar Hotels & Resorts, Inc. and any of their respective Affiliates in the lodging industry and none of the foregoing (based on a determination by a majority of the Disinterested Directors of each such Person), elects to pursue or participate in such opportunity (such real properties, “Hotel Properties”), provided each Bennett and his controlled Affiliates (other than the Company, PM LLC and Remington LP and their respective Subsidiaries) acknowledge and agree that its ownership of a Hotel Property shall be subject to the provisions of Section 2.01(c); (iii) each Bennett may own, directly or indirectly, solely as a passive investment, securities of or other interests in any Person (publicly traded or privately held) if such Bennett is not a controlling Person of, or a member of a group that controls, such Person and does not, directly or indirectly, own nine and nine-tenths percent (9.9%) or more of any class of securities of or other interests in such Person, provided that the restrictions set forth in this Section 2.01(b) shall not apply to ownership or management of securities by AIM Real Estate Hedged Equity Master Fund, LP, AIM Performance Holdco, LP or AIM Management Holdco, LLC or any of their respective controlled Affiliates, whether currently existing or created in the future; (iv) each Bennett may own, directly and indirectly, stock in the Company and its Affiliates; (v) each Bennett may continue to hold director and/or executive officer positions with the Company and its Affiliates after the Closing; and (vi) no Person shall be treated as directly or indirectly engaging in, or assisting others in engaging in, the Project Management Business or the Hotel Management Business solely by reason of providing or receiving services or taking any other actions pursuant to the Transition Cost Sharing Agreement, the Hotel Services Agreement or the Remington Contribution Agreement or at the request of the Company or its Affiliates.

(c)                                  During the Restricted Period, with respect to any Hotel Properties in which the Bennetts, or any of their controlled Affiliates, own, directly or indirectly (other than through their ownership interests in Ashford Hospitality Trust, Inc. or Braemar Hotels & Resorts, Inc.), in the aggregate at least a five percent (5%) interest (such Hotel Properties, “Bennett-Owned Properties”), each Bennett, and any of his controlled Affiliates, directly or indirectly: (i) may Self-Manage the provision of Project Management Business services and/or Hotel Management Business services to such Bennett-Owned Properties, but may not provide any such services to any other hotels not constituting Bennett-Owned Properties, or

(ii) may require that the Company provide Hotel Management Business services and Property Management Business services pursuant to the terms of the Hotel Services Agreement.

(d)                                 During the Restricted Period, each Bennett will not, and will not permit any of his controlled Affiliates to, directly or indirectly, hire or solicit any In-Scope Service Providers or encourage any such In-Scope Service Provider to leave such position or hire any such In-Scope Service Provider who has left such position, except pursuant to a general solicitation that is not directed specifically to any such In-Scope Service Providers; provided, that nothing in this Section 2.01(d) will prevent each Bennett or any of his controlled Affiliates from hiring: (i) any In-Scope Service Provider whose employment has been terminated by Remington LP, PM LLC or the Company; (ii) after one hundred and eighty (180) days from the date of termination of employment, any In-Scope Service Providers whose employment has been terminated by the employee; or (iii) any In-Scope Service Provider on a shared basis with each Bennett.

(e)                                  During the Restricted Period, each Bennett will not, and will not permit any of his controlled Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of Remington LP or PM LLC or potential clients or customers of Remington LP or PM LLC for purposes of diverting their Project Management Business or Hotel Management Business from Remington LP or PM LLC.

(f)                                   Each Bennett acknowledges that a breach or threatened breach of any provision of this Section 2.01 would give rise to irreparable harm to the Company, Remington LP and PM LLC, for which monetary damages would not be an adequate remedy, and agree that in the event of a breach or a threatened breach by each Bennett of any such obligations, the Company will, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including temporary restraining orders, injunctions, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond or to further demonstrate irreparable harm).

(g)                                  Each Bennett acknowledges that the restrictions contained in this Section 2.01 are reasonable and necessary to protect the legitimate interests of the Company, Remington LP and PM LLC and constitute a material inducement to the Company to enter into the Combination Agreement and consummate the Transactions.  In the event that any covenant contained in this Section 2.01 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then any court is expressly empowered and requested to reform such covenant, and such covenant will be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.  The covenants contained in this Section 2.01 and each provision of this Agreement are severable and distinct covenants and provisions.  The invalidity or unenforceability of any such covenant or provision as written will not invalidate or render unenforceable the remaining covenants or provisions of this Agreement, and any such invalidity or unenforceability in any jurisdiction will not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(h)                                 The Company (on behalf of itself and any Subsidiaries thereof) and MB acknowledge and agree that the provisions set forth in this Section 2.01 (insofar as they pertain to MB or any of his controlled Affiliates) shall supersede and replace, and shall be deemed to have amended, in their entirety any conflicting provisions of the following agreements: (i) Section 10 (Non-Competition, Non-Solicitation and Non-Interference) of that certain Employment Agreement, dated as of November 12, 2014, as amended as of September 13, 2017, between MB and Ashford Hospitality Advisors LLC; and (ii) Section 4 (Ashford Inc. Exclusivity Rights) of that certain Ashford Inc. Amended and Restated Mutual Exclusivity Agreement, dated as of August 8, 2018, among Ashford Hospitality Advisors LLC, AINC, Remington Lodging & Hospitality, LLC and MB. In furtherance of the foregoing, the Company agrees to cause any Subsidiary thereof to enter into any additional agreements that may be necessary to carry out the intent of foregoing provisions of this Section 2.1(h), as and to the extent reasonably requested by MB from time to time.

ARTICLE 3
MISCELLANEOUS

3.01                        Assignment.  To the extent permitted by applicable law, the Company may assign this Agreement to any of its Affiliates, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. Each Bennett may not assign this Agreement or any part hereof. Any purported assignment by each Bennett shall be null and void from the initial date of purported assignment.

3.02                        Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives and permitted successors, transferees and assigns.

3.03                        Notices.  Whenever this Agreement provides that any notice, demand, request, consent, approval, declaration, or other communication be given to or served upon any of the parties or any other Person, such notice, demand, request, consent, approval, declaration, or other communication will be in writing and will be deemed to have been validly served, given, or delivered (and “the date of such notice” or words of similar effect will mean the date) upon actual, confirmed receipt thereof (whether by non-certified mail, telecopy, telegram, express delivery, or otherwise), addressed to the Company and each Bennett at the street or post office addresses, facsimile numbers or e-mail addresses set forth on the signature pages to this Agreement (or to such other addresses or facsimile number as such party may have specified by notice given pursuant to this provision).  No notice, demand, request, consent, approval, declaration, or other communication will be deemed to have been given or received unless and until it sets forth all items of information required to be set forth therein pursuant to the terms of this Agreement.

3.04                        Choice of Law; Forum; Waiver of Jury Trial.

(a)                                 THIS AGREEMENT WILL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AN AGREEMENT EXECUTED, DELIVERED, AND PERFORMED THEREIN WITHOUT GIVING EFFECT TO THE CHOICE-OF-LAW RULES THEREOF OR ANY OTHER PRINCIPLE THAT COULD REQUIRE THE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION; AND

(b)                                 EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE OR THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF DELAWARE FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT (COLLECTIVELY, “PROCEEDINGS”).  EACH PARTY HEREBY AGREES THAT SERVICE OF SUMMONS, COMPLAINT OR OTHER PROCESS IN CONNECTION WITH ANY PROCEEDINGS MAY BE MADE AS SET FORTH IN THIS AGREEMENT WITH RESPECT TO SERVICE OF NOTICES, AND THAT SERVICE SO MADE WILL BE AS EFFECTIVE AS IF PERSONALLY MADE IN THE STATE OF DELAWARE.  IT IS THE INTENT OF EACH OF THE PARTIES THAT ALL PROCEEDINGS BE HEARD AND LITIGATED EXCLUSIVELY IN A COURT LOCATED IN NEW CASTLE COUNTY, DELAWARE.  EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT IT HAS FREELY AGREED THAT: (i) ALL PROCEEDINGS WILL BE HEARD IN ACCORDANCE WITH THIS SECTION 3.04; (ii) THE AGREEMENT TO CHOOSE COURTS LOCATED IN NEW CASTLE COUNTY, DELAWARE TO HEAR ALL PROCEEDINGS IN ACCORDANCE WITH THIS SECTION 3.04 IS REASONABLE AND WILL NOT PLACE SUCH PARTY AT A DISADVANTAGE OR OTHERWISE DENY IT ITS DAY IN COURT; (iii) IT IS A KNOWLEDGEABLE, INFORMED, SOPHISTICATED PERSON CAPABLE OF UNDERSTANDING AND EVALUATING THE PROVISIONS SET FORTH IN THIS AGREEMENT, INCLUDING THIS SECTION 3.04; AND (iv) IT HAS BEEN REPRESENTED BY SUCH COUNSEL AND OTHER ADVISORS OF ITS CHOOSING AS SUCH PARTY HAS DEEMED APPROPRIATE IN CONNECTION WITH THE DECISION TO ENTER INTO THIS AGREEMENT, INCLUDING THIS SECTION 3.04.  THE COMPANY AND EACH BENNETT HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN

CONNECTION WITH, THIS AGREEMENT OR ANY OTHER DOCUMENTS ENTERED INTO IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE COMPANY OR SELLER.

3.05                        Integration; Amendment; Waivers.  This Agreement, together with the other Transaction Documents, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and the other Transaction Documents and supersede all previous written, and all previous or contemporaneous oral, negotiations, drafts, proposals, terms sheets, understandings, arrangements, understandings, or agreements.  This Agreement may not be amended, modified, or supplemented, or any provision of this Agreement waived, except by the written agreement of the Company and each Bennett.  The parties agree that no custom, practice, course of dealing, or similar conduct will be deemed to amend, modify, or supplement any term of this Agreement.  The failure of any party to enforce any right or remedy under this Agreement, or to enforce any such right or remedy promptly, will not constitute a waiver thereof, nor give rise to any estoppel against such party, nor excuse any other party from its obligations under this Agreement.  Any waiver of any such right or remedy by any party must be in writing and signed by the party against which such waiver is sought to be enforced.  No waiver will be deemed a continuing waiver or a waiver of any right beyond the specific right waived in such waiver.

3.06                        Construction of Agreement.

(a)                                 Interpretation.  For the purposes this Agreement:

(i)                                     the word “include” and its derivatives means to include without limitation;

(ii)                                  the word “or” is not exclusive;

(iii)                               inclusion of items in a list or specification of a particular instance of an item will not be deemed to exclude other items of similar import;

(iv)                              unless the context otherwise requires, references in this Agreement: (A) to Preambles, Preliminary Statements, Articles and Sections mean the Preambles, Preliminary Statements, Articles and Sections of this Agreement; (B) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (C) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder and in effect from time to time;

(v)                                 this Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any provision or document to be drafted;

(vi)                              use of terms that imply gender will include all genders;

(vii)                           defined terms will have their meanings in the singular and the plural case;

(viii)                        the headings in this Agreement are for reference only and will not affect the interpretation of this Agreement; and

(ix)                              the word “will” will not be deemed a mere prediction of future events.

(b)                                 Severability.  The parties to this Agreement expressly agree that it is not the intention of any of them to violate any public policy, statutory or common law rules, regulations, or decisions of any governmental or regulatory body.  If any provision of this Agreement is interpreted or construed as being in violation of any such policy, rule, regulation, or decision, the provision, section, sentence, word, clause, or combination thereof causing such violation will be inoperative (and in lieu thereof there will be inserted such provision, sentence, word, clause, or combination thereof as may be valid and consistent with the intent of the parties under this Agreement) and the remainder of this Agreement, as amended, will remain binding upon the parties to this Agreement, unless the inoperative provision would cause enforcement of the remainder of this Agreement to be inequitable under the circumstances.

(c)                                  Time.  Time is of the essence with respect to this Agreement.

3.07                        Counterparts.  This Agreement may be executed in any number of counterparts, by means of facsimile or portable document format (pdf), which will individually and collectively constitute one agreement.

3.08                        Specific Performance.  The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms of this Agreement and that the Parties will be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which they are entitled at law or in equity without the need to demonstrate irreparable harm or to post any bond or surety.

3.09                        Timing.  The Parties acknowledge that this Agreement was executed: (a) simultaneously with the execution of the Merger Agreement, the Remington Contribution Agreement, the Hotel Services Agreement, and the Transition Cost Sharing Agreement; (b) simultaneously with the filing for record with the Maryland State Department of Assessments and Taxation of the Articles of Merger (as defined in the Merger Agreement) (with a delayed effective time, as specified therein); (c) simultaneously with the filing for record with the Nevada Secretary of State of the

Preferred Stock Certificate of Designation (with a delayed effective time, as specified therein); and (d) prior to the Effective Time (as defined in the Merger Agreement). This Agreement will be effective upon issuance of the Aggregate Consideration (as defined in the Combination Agreement) pursuant to the Combination Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Company and each Bennett have executed this Agreement to be effective as of the date first above written.

THE COMPANY:

ASHFORD NEVADA HOLDING CORP.

By:	/s/ Robert G. Haiman
Name:	Robert G. Haiman
Title:	Secretary

Address:	14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254

with copies to:

Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 3600
Dallas, Texas 75201
Attn: Head of Corporate Group

[Signature Page to Non-Competition Agreement]

BENNETTS:

/s/ Archie Bennett, Jr.
Archie Bennett, Jr.

Address:	14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254

with copies to:

Baker Botts LLP
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

/s/ Monty J. Bennett
Monty J. Bennett

Address:	14185 Dallas Parkway, Suite 1150 Dallas, Texas 75254

with copies to:

Baker Botts L.L.P.
2001 Ross Avenue
Suite 900
Dallas, Texas 75201
Attn: Neel Lemon

[Signature Page to Non-Competition Agreement]